Exhibit 99.1

News Release

PartnerRe Ltd. Provides Estimate of Losses Relating to the Flooding in Thailand
and Outlook on Fourth Quarter 2011 Results

PEMBROKE, Bermuda, January 17, 2012 -- PartnerRe Ltd. (NYSE, Euronext: PRE) today announced that the Company expects to record a charge of approximately $120 million, pre-tax and net of retrocession and reinstatement premiums, in its fourth quarter 2011 results related to the flooding in Thailand, which occurred in October and November, 2011. This is in line with the Company’s previous announcement that its losses related to this event will be in the range of 0.5%-1.0% of the total insured industry losses. The Company’s estimate is consistent with an industry event loss estimate in excess of $15 billion.

As a result of this event, the increase to loss estimates related to the Tohoku earthquake in Japan previously announced by the Company on December 14, 2011, and other loss activity, the Company expects to report a fourth quarter 2011 pre-tax operating loss of between $110-$130 million. The Company expects to report a fourth quarter 2011 after-tax operating loss of between $130-$150 million, or between $1.95 and $2.25 on a fully diluted per share basis.

The Thailand losses are expected to primarily impact the Company’s Global P&C, Global Specialty and Catastrophe, sub-segments.

PartnerRe Ltd. is scheduled to release fourth quarter and full year 2011 results following the market close on Monday, February 6, 2012, with a subsequent dial-in analyst conference call on Tuesday, February 7, 2012 at 10:00 a.m. Eastern.

_______________________

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multiline and other lines, mortality, longevity and health, and alternative risk products. For the year ended December 31, 2010, total revenues were $5.9 billion. At September 30, 2011, total assets were $23.6 billion, total capital was $7.5 billion and total shareholders’ equity was $6.7 billion.

PartnerRe Ltd. 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080

News Release

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with the Company’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd.	Sard Verbinnen & Co.
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Drew Brown/Briana Kelly
Media Contact: Celia Powell

PartnerRe Ltd. 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080